Exhibit 99.1

CONSENT OF KROLL, LLC

We consent to the references to our name, valuation methodologies, assumptions and value conclusions of our report, dated January 22, 2024, prepared by us with respect to the valuation of the portfolio of a wholly-owned student housing property and four wholly-owned senior housing properties owned by Strategic Student & Senior Housing Trust, Inc. (the “Company”), which is contained in this Current Report on Form 8-K. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

Sincerely,

Kroll, LLC

By:	/s/ Kroll, LLC

Date: January 22, 2024